                                                                   EXHIBIT 10.19


** Indicates that a portion of the document is confidential and has been omitted and filed separately with the Securities and Exchange Commission in connection with a request for confidential treatment of such omitted material.


                     ASSET PURCHASE AND LICENSE AGREEMENT

                                 BY AND AMONG

                               QA TRAINING, INC.
                             a Georgia Corporation
                                (the "Company")

                               QA TRAINING, LTD.
                       a Company incorporated in England
                                (the "Parent")


                                      AND

                     WAVE TECHNOLOGIES INTERNATIONAL, INC.
                            a Missouri Corporation
                                   ("Buyer")


                                     AS OF

                               January 22, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
ARTICLE I       DEFINITIONS...........................................  1
   1.1.         Assets................................................  1
   1.2.         Assumed Liabilities...................................  1
   1.3.         Business..............................................  1
   1.4.         Closing and Closing Date..............................  1
   1.5.         Code..................................................  1
   1.6.         Derivative Work.......................................  2
   1.7.         Enhancements..........................................  2
   1.8.         Error Corrections.....................................  2
   1.9.         Exempted Contracts....................................  2
   1.10.        Externals.............................................  2
   1.11.        Governmental Authority................................  2
   1.12.        Intellectual Property.................................  2
   1.13.        Judgment..............................................  2
   1.14.        Law...................................................  2
   1.15.        Licensed Work.........................................  3
   1.16.        Lien..................................................  3
   1.17.        Moral Rights..........................................  3
   1.18.        Ordinary Course of Business...........................  3
   1.19.        Person................................................  3
   1.20.        Stock.................................................  3
   1.21.        Source Materials......................................  3
   1.22.        Tools.................................................  3

ARTICLE II      PURCHASE AND SALE.....................................  3
   2.1.         Sale of Assets........................................  3
   2.2.         Consideration.........................................  4
   2.3.         Allocation............................................  4
   2.4.         License Fees..........................................  4

ARTICLE III     LICENSE...............................................  4
   3.1.         License-Licensed Works................................  4
   3.2.         Exclusivity...........................................  5
   3.3.         Ownership of Derivative Works.........................  5
   3.4.         Goodwill..............................................  5
   3.5.         Media.................................................  5
   3.6.         Deliverables..........................................  5
   3.7.         Enhancements and Error Corrections....................  6
   3.8.         Transfer of Exempted Contract.........................  6

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........  6
   4.1.         Organization and Authority............................  7
   4.2.         Title to Assets; Authority; Litigation................  7
   4.3.         Approvals and Consents................................  7
   4.4.         Financial Statements..................................  8
   4.5.         Undisclosed Liabilities...............................  8
   4.6.         Absence of Certain Changes or Events..................  8

                                                                     Page
                                                                     ----
   4.7.         Tax Returns; Other Reports............................  9
   4.8.         Assets................................................  9
   4.9.         Certain Customer Matters..............................  9
   4.10.        Certain Employment Matters............................  9
   4.11.        Company Contracts..................................... 10
   4.12.        Legal and Governmental Proceeding and Judgments....... 10
   4.13.        Compliance with Laws.................................. 11
   4.14.        Compliance with Environmental Laws.................... 11
   4.15.        No Other Agreements to Sell Assets.................... 11
   4.16.        Finders and Brokers................................... 12
   4.17.        Disclosure............................................ 12
   4.18.        Financial Status...................................... 12
   4.19.        Investor Representations.............................. 12
   4.20.        Authority to License.................................. 13
   4.21.        Contracts............................................. 13
   4.22.        Lien on Parent Assets................................. 13
   4.23.        Third Party Rights.................................... 13
   4.24.        Warranty.............................................. 13
   4.25.        Source Code........................................... 13
   4.26.        Moral Rights.......................................... 13
   4.27.        No Tools or Patents................................... 14

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF BUYER............... 14
   5.1.         Authority............................................. 14
   5.2.         Litigation............................................ 14
   5.3.         Finders and Brokers................................... 14
   5.4.         Disclosure............................................ 14
   5.5.         Compliance with Securities Laws....................... 15

ARTICLE VI      CONDUCT PENDING THE CLOSING........................... 15
   6.1.         Operation of Business................................. 15
   6.2.         Certain Prohibited Transactions....................... 15
   6.3.         Reasonable Access..................................... 15
   6.4.         No Solicitation Covenant.............................. 15

ARTICLE VII     DELIVERIES BY THE COMPANY AND THE PARENT.............. 15
   7.1.         At Closing............................................ 15

ARTICLE VIII    DELIVERIES BY BUYER................................... 16
   8.1.         At Closing............................................ 16

ARTICLE IX      CONDITIONS OF BUYER'S OBLIGATIONS..................... 17
   9.1.         Corporate Action...................................... 17
   9.2.         Performance........................................... 17
   9.3.         Representations and Warranties True and Complete...... 17
   9.4.         Termination of Employees.............................. 17
   9.5.         No Proceedings........................................ 17


                                      ii


                                                                      Page
                                                                     ----
   9.6.         Due Diligence......................................... 18
   9.7.         Consents for Transferred Assets and License........... 18

ARTICLE X       CONDITIONS OF THE COMPANY'S AND THE PARENT'S
                OBLIGATIONS........................................... 18
   10.1.        Corporate Action...................................... 18
   10.2.        Performance by Buyer.................................. 18
   10.3.        Representations and Warranties True and Complete...... 18
   10.4.        No Proceedings........................................ 18

ARTICLE XI      MUTUAL COVENANTS...................................... 19
   11.1.        Compliance with Conditions............................ 19
   11.2.        Public Announcements.................................. 19

ARTICLE XII     SURVIVAL OF LICENSES, REPRESENTATIONS AND
                WARRANTIES; INDEMNIFICATION; OTHER COVENANTS
                OF PARENT............................................. 19
   12.1.        Survival of Representation and Warranties............. 19
   12.2.        Indemnification by the Parent and the Company......... 19
   12.3.        Indemnification by Buyer.............................. 20
   12.4.        Third Party Claims.................................... 20
   12.5.        Instructors from Parent............................... 21
   12.6.        Solicitation of Employees............................. 21
   12.7.        Hiring of Company Employees........................... 21

ARTICLE XIII    CLOSING............................................... 22
   13.1.        Closing............................................... 22
   13.2.        Rights of Termination................................. 22

ARTICLE XIV     MISCELLANEOUS......................................... 22
   14.1.        Amendments; Waivers................................... 22
   14.2.        Entire Agreement; Incorporation by Reference.......... 22
   14.3.        Binding Effect; Assignment............................ 23
   14.4.        Construction; Counterparts; Governing Law............. 23
   14.5.        Notices............................................... 23
   14.6.        Expenses of the Parties............................... 24
   14.7.        Waiver of Jury Trial.................................. 24
   14.8.        Dispute Resolution.................................... 24

                                      iii

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------



SCHEDULES                 CAPTION
---------                 -------

    1                     Employment Matters

    2                     Contracts Included in Assets

    2-A                   Other Agreements

    3                     Lease

    4                     Licensed Works

    5                     Letter Agreement Regarding David Simpson



EXHIBITS                  CAPTION
--------                  -------

   A.                     Opinion of Company/Parent Counsel

                     ASSET PURCHASE AND LICENSE AGREEMENT


     THIS ASSET PURCHASE AND LICENSE AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of January, 1998, by and among QA TRAINING, INC., a Georgia corporation (the "Company"), QA TRAINING, LTD., a company incorporated in England, (the "Parent") and WAVE TECHNOLOGIES INTERNATIONAL, INC., a Missouri corporation ("Buyer").


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, certain terms not otherwise defined in this Agreement have the meanings designated below:

     1.1. Assets: (a) All of the Company's office furniture and equipment, customer lists and records, (b) the Company's contracts listed on Schedule 2,
(c) the Parent's contracts listed on Schedule 2, and (d) the Company's rights under the Lease.

     1.2. Assumed Liabilities: The Company's obligations under the contracts included in the Assets listed on Schedule 2, and the Company's obligations under the lease agreement with Live Oak Associates-I, L.P. dated June 30, 1995 ("the Lease"), provided that the obligations under the Lease shall constitute an Assumed Liability only in the event that Parent and the Company use their best efforts to cause the landlord to consent to the assignment of the Company's rights under the Lease within 30 days after the Closing.

     1.3. Business: The business owned and operated by the Company, which consists of the delivery of technical training.

     1.4. Closing and Closing Date: A meeting for the purpose of concluding the transactions contemplated by this Agreement held at the place and on the date fixed in accordance with Section 13.1.

     1.5. Code: Computer programming code, including both Object Code and Source Code.

          (a) Object Code: Code substantially in binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. Object Code is all Code other than Source Code.

          (b) Source Code: Code in a form which when printed out or displayed is readable and understandable by a programmer of ordinary skills. It includes related source code level system documentation, comments and procedural code. Source Code does not include Object Code.

     1.6. Derivative Work: A work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work, and, in the case of products sold or licensed solely as instructor-led training products, if such Derivative Work is substantially changed from the Licensed Work as the result of efforts by or on behalf of Buyer. "Substantially changed" includes, but is not limited to, an increase in the number of days of instruction, the addition of at least 10% new substantive content or the modification of at least 10% of the original substantive content. Changes to substantive content do not include changes to page size, type face or similar changes.

     1.7. Enhancements: Changes or additions, other than Error Corrections, to the Licensed Work.

     1.8. Error Corrections: Revisions that correct errors and deficiencies (collectively referred to as "errors") in the Licensed Work.

     1.9. Exempted Contracts: The Company's agreements with ** provided that such agreements are solely relating to provision of instructor-led training to such parties' direct customers, and not for resale, distribution or other licensing of the Licensed Works.

     1.10. Externals: (1) Any pictorial, graphic, and audiovisual works (such as icons, screens, sounds, and characters) generated by execution of Code which are not part of the educational content of a product, and (2) any programming interfaces, languages or protocols implemented in Code to enable interaction with other computer programs or the end user.

     1.11. Governmental Authority: The United States government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

     1.12. Intellectual Property: All patents, patent applications, trademarks, trade names, service marks, copyrights, trade secrets, know-how and other similar intangible rights of any kind.

     1.13. Judgment: Any judgment, writ, order or decree of any court, any order of or by a Governmental Authority, and any order by an arbitrator or arbitration panel.

     1.14. Law: The common law and any statute, ordinance, code or other law, rule, regulation, order, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority or court.

     1.15. Licensed Work: (1) Any material described in or that conforms to the description in Schedule 4 or that is delivered to

Buyer as a Licensed Work, including (but not limited to) Code, associated documentation, and Externals, (2) Error Corrections and Enhancements, and (3) any non-English translations of the Licensed Works.

     1.16. Lien: Any security agreement, financing statement, conditional sale or other title retention agreement; any lease, consignment or bailment given for security purposes; any lien, charge, limitation, restrictive agreement, mortgage, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, or attachment of any kind which constitutes an interest in, or claim against the property, whether arising pursuant to any Law, contract, or Judgment.

     1.17. Moral Rights: Personal rights associated with authorship of a work under applicable law. They include the rights to approve modifications and to require authorship identification.

     1.18. Ordinary Course of Business: The Company's ordinary course of business consistent with past custom and practice.

     1.19. Person: Any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind or Governmental Authority.

     1.20. Stock: The shares of the Buyer's common stock, $.50 par value, to be issued to the Company and Parent.

     1.21. Source Materials: All materials reasonably necessary for Buyer to efficiently manufacture, produce, maintain, distribute, modify and enhance the Licensed Works.

     1.22. Tools: Devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Licensed Work that are not commercially available.


                                  ARTICLE II

                               PURCHASE AND SALE
                               -----------------

     2.1. Sale of Assets. At the Closing, upon the terms and conditions set forth in this Agreement, the Company shall sell, convey, transfer, assign and deliver to Buyer the Assets. Such sale, conveyance, transfer and delivery shall be effected by delivery to Buyer at the Closing of documents assigning, transferring and conveying the Assets to Buyer, and such other documents necessary to effectively vest in Buyer good and marketable title to the Assets, subject only to the Assumed Liabilities.

     2.2. Consideration. At the Closing, upon the terms and conditions set forth in this Agreement, Buyer shall purchase the Assets for the consideration set forth below ("Purchase Price")

      (a)      delivery to the Company of 20,000 shares of Stock; and

      (b)      assumption of the Assumed Liabilities.

     2.3. Allocation. Pursuant to applicable provisions of the Internal Revenue Code (the "Code") and the required filing of Form 8594, at the Closing, the parties will agree on an allocation of the purchase price among the Assets for all purposes.

     2.4. License Fees. For the rights and licenses granted to Buyer by Parent, Buyer will issue to Parent 130,000 shares of Stock and pay Parent the following royalties (the "Royalties"):

      (a) ** of revenues (net of reimbursement of Buyer's out-of-pocket expenses) from the Licensed Works billed and recognized as revenue by Buyer on its publicly available financial statements after the first anniversary of the Closing and before the second anniversary of the Closing, provided that no Royalties are due on amounts not collected by Buyer; and

     (b) ** of any revenues (net of reimbursement of Buyer out-of-pocket expenses) billed and collected by Buyer after the Closing and before the first anniversary of the Closing relating to agreements which obligate the Buyer to provide Enhancements of the Licensed Works at no additional charge to Buyer's customers beyond the first anniversary of the Closing.

Buyer may continue to pay Royalties after the second anniversary of Closing, in order to receive the Enhancements as set forth in Section 3.9. Buyer will pay Royalties within 60 days after the date Buyer receives payment of the relevant revenues.


                                  ARTICLE III
                                    LICENSE
                                    -------

     3.1.   License-Licensed Works.  Subject to the restrictions set forth in
Section 3.4, Parent grants Buyer a nonexclusive, worldwide, perpetual, irrevocable license to prepare Derivative Works of the Licensed Works, and to use, execute, reproduce, display, perform, transfer, distribute and sublicense the Licensed Works and such Derivative Works, in any medium or distribution technology whatsoever, whether known or unknown. Parent grants Buyer the right to authorize or sublicense others to exercise any of the rights granted to Buyer in this Section on normal commercial terms in the ordinary course of Buyer's business.

     3.2. Exclusivity. The licenses granted to Buyer in this Agreement are exclusive in North America, except for licenses of the Licensed Works under the Exempted Contracts solely for delivery by Parent or the other party to the Exempted Contract for instructor-led training of such party's direct customers (and not for resale, distribution or other licensing of the Licensed Works). The licenses are non-exclusive throughout the rest of the world, except that, in the United Kingdom and Ireland, Buyer will not distribute any Licensed Work.

     3.3. Ownership of Derivative Works. Buyer will own any Derivative Works it creates, and may mark each Derivative Work it creates with Buyer's copyright notice. Parent grants Buyer the right to authorize or sublicense others to exercise any of the rights granted to Buyer in this Article III.

     3.4. Goodwill. Any goodwill attaching to Buyer's trade marks, service marks, or tradenames belongs to Buyer and this Agreement does not grant Parent or the Company any interest in any of them. Buyer has no right to use the trade names of Parent or the Company, except to include the appropriate copyright notice on the Licensed Works.

     3.5. Media. The grant of rights and licenses to the Licensed Works includes utilizing any combination of one or more of the following media: Code and text, interactive capability, video, film, graphics (including animation), still pictures, audio materials, musical compositions (including arrangements and lyrics) and specific master recordings, and other creative or technical content. The license to the Licensed Works applies to any and all languages, purposes, formats, and computers, interactive and networked (for example, Internet and intranet) media, whether known or unknown, and all music rights, including, but not limited to, use of musical compositions of the Licensed Works in products and all mechanical synchronization, videogram, master use and "new media" rights.

     3.6.   Deliverables.  Parent will provide the following items to Buyer at
Closing:

      (a) one complete set of each Licensed Work and any Source Materials, documentation, Code or Tools on CD-ROM in Microsoft Power Point format; and

      (b) any updates to the following list, which identifies any commercially available devices, compilers, programming, documentation, media and other items required for the development, maintenance or implementation of a Licensed Work:

================================================================================
     Description                    Version/Release                  Owner
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
none
--------------------------------------------------------------------------------

================================================================================

     3.7. Enhancements and Error Corrections. Until the second anniversary of the Closing, Parent will:

      (a) provide to Buyer, at no charge, all Enhancements and Error Corrections for the Licensed Works;

      (b) have agreements with Parent's personnel and third parties to perform obligations and to grant or assign rights to Buyer as required by this Agreement, and, on request, provide Buyer with evidence of these agreements;

      (c) if any person has Moral Rights in a Licensed Work, obtain a written agreement from such person not to assert such Moral Rights, and not assert any Moral Rights, if any, of the Parent or its affiliates in the Licensed Works;

      (d) obtain all necessary consents of individuals or entities required for the use of names, likenesses, voices, and the like in the Licensed Works; and

      (e) not assign or transfer this Agreement or Parent's rights under it, or delegate or subcontract Parent's obligations, without Buyer's prior written consent.

Parent shall not be required to take any such actions as to any Licensed Work after December 31 of the first calender year after 1998 in which royalties paid by Buyer for such Licensed Work fall below $5,000.

     3.8. Transfer of Exempted Contracts. The parties will use their best efforts in good faith to transfer the Exempted Contracts to Buyer, on terms satisfactory to the parties.


                                  ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT
         ------------------------------------------------------------

     To induce Buyer to enter into this Agreement, the Company and the Parent each, jointly and severally, represent and warrant to Buyer that the statements contained in this Article IV are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

     4.1. Organization and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia; has full corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its properties at the places currently located and in the manner currently used and operated; and is duly qualified to transact business, and is in good standing in each jurisdiction in which failure to be so qualified would have a material adverse effect on the business or properties of the Company.

     4.2.   Title to Assets; Authority; Litigation.

      (a) The Company is the beneficial and record owner of the Assets, other than the contracts listed on Schedule 2 which indicate that Parent holds the right to such agreements. Parent is the record and beneficial owner of all such agreements so listed on Schedule 2.

      (b) Each of the Company and the Parent has full corporate power and authority to execute, deliver and perform this Agreement. All actions on the part of either the Company or the Parent necessary to authorize the execution, delivery and performance of this Agreement have been duly taken. This Agreement has been duly executed and delivered by the Company and the Parent and is valid and binding upon, and enforceable against the Company and the Parent in accordance with its terms.

      (c) There is no litigation, governmental or other proceeding or investigation pending or, to their knowledge, threatened against the Company or the Parent or their directors, officers, employees or agents relating to the Assets, their business or the transactions contemplated by this Agreement.

     4.3.   Approvals and Consents.

      (a) Neither the Company nor the Parent is required to submit or file any notice, declaration, report or statement with any Governmental Authority in connection with the execution, delivery or performance of, or the consummation of the transactions contemplated by, this Agreement, and no consent, approval, declaration or authorization of or by, or registration with, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery or performance of, or the consummation of the transactions contemplated by, this Agreement.

      (b) Neither the execution, delivery or performance by the Company or the Parent, nor the consummation of the transactions contemplated by this Agreement, does or shall (with the giving of notice or passage of time or both) (i) conflict with or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or any increase in any payment required by or the termination, suspension, modification or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture of any rights of the Company or Parent under (A) any contract to which either of them is a party (other than the Lease to the extent the landlord fails to consent to the assignment of the Lease to Buyer); (B) the Articles or Certificate of Incorporation, Bylaws or other charter or constituent documents of the Company or the Parent; (C) any Judgment to or by which the Company, the Parent or any of the Assets may be bound or any applicable Law; or (ii) result in the creation of any Lien upon the Assets.

     4.4. Financial Statements. The Company has delivered to Buyer the following financial statements of the Company (referred to herein collectively as the "Financial Statements") all of which have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated and which fairly present the financial position and results of operations of the Company and are in accordance with the books and records of the Company as of the date and for the periods stated:

      (a) the balance sheet, statement of income, statement of retained earnings, and statement of cash flow of the Company for the fiscal year ended November 30, 1997, (the "Balance Sheet");

      (b) the balance sheet, statement of income, statement of retained earnings, and statement of cash flow of the Company for each month after November 30, 1997, until the Closing Date (the "Interim Monthly Statements").

     4.5. Undisclosed Liabilities. The Company has no liabilities, whether accrued, absolute, contingent or otherwise of a type required by generally accepted accounting principles to be included as a liability on an audited balance sheet or described in the notes thereto, other than (i) liabilities which are reflected on the Balance Sheet, and (ii) liabilities incurred since the date of the Balance Sheet in the Ordinary Course of Business in an aggregate amount of less than $5,000.

     4.6. Absence of Certain Changes or Events. Since the date of the Balance Sheet there has not been any material adverse change in the condition of the Company (financial or otherwise), its Assets, earnings or Business.

     4.7. Tax Returns; Other Reports. The Company has duly filed in proper form all federal, state and local income tax returns required to be filed by Law with federal, state and local governments. The Company has duly filed all local, franchise, sales, use, property, excise, payroll and other tax returns and all other reports required to be filed. All taxes, fees and assessments due or payable by the Company pursuant to said returns or reports have been paid or adequately accrued. There is no unpaid interest, penalty or additional tax due or claimed to be due from the Company, nor any unpaid tax deficiency determination or assessment outstanding against the Company, nor any basis therefor known to the Company for which adequate provision has not been made in the Financial Statements. All returns and reports required to be filed, and all taxes, fees, assessments and charges required to be paid, prior to the Closing, will have been so filed and paid prior thereto.

     4.8.   Assets.

          (a) Ownership of Assets. All material assets of the Company used, held for use or usable in the Business, other than the contracts described in
Section 4.2(a) as belonging to the Parent and the intellectual property rights licensed to Buyer by the Parent in this Agreement, are included on the Balance Sheet. The Company has good and marketable title to such assets, free and clear of any Lien.

          (b) Leases. The Company's Lease is in the form attached as Schedule 3, is valid and effective and grants the leasehold estates or rights of occupancy or use it purports to grant.

          (c) No Encumbrances. On the Closing Date the Assets shall be subject to, or encumbered by, no Liens, restrictions, encumbrances, mortgages, security interests or covenants other than the Assumed Liabilities.

     4.9. Certain Customer Matters. No default by the Company or Parent exists in respect of any provision of any agreement governing relations with customers or other users of the Company's or Parent's products. Neither the Company nor Parent has knowledge or notice of any threatened or actual termination, cancellation, limitation, modification or change in the Company's business relationship with any customer or affiliated group of customers. There are presently no pending controversies, hearings, audits or issues with any Governmental Authority.

     4.10.  Certain Employment Matters.

          (a) Schedule 1 contains a true and complete list of the names and current hourly wage, monthly salary or other compensation of all officers, employees or consultants of the Company with a list of existing bonuses, additional compensation and other benefits (whether current or deferred), if any, paid or payable to each such person for services rendered or to be rendered. Schedule 1 contains a true and complete list of all employment, deferred compensation, noncompetition, confidential information and consulting agreements between the Company and its directors, officers, management employees, consultants, and managers and reflects all employment information provided to employees at the time of their hiring and thereafter.

          (b) The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity and the payment and withholding of taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by Law or agreement to be withheld from the wages or salaries of its employees.

          (c) The Company is not a party to any contract with any labor organization and has not agreed to recognize any union or other collective bargaining unit, and no union or other collective bargaining unit has been certified as representing any of its employees. The Company has no knowledge of any organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (d) The employment of all persons presently employed or retained by the Company, other than Joe Mattuch and David Simpson, is terminable at will.

     4.11. Company Contracts. Schedule 2-A contains a true and complete list of (a) all contracts (written and oral) between the Company and its customers,
(b) all contracts between the Parent and the Company, and (c) all other contracts relating to the Company's Business, in each case other than contracts which are included in the Assets listed on Schedule 2. Neither Company nor Parent is in default under any such contract and no other party thereto is in default thereof. True and correct copies of each such written agreement, other than the Exempted Contracts, have been provided to Buyer.

     4.12. Legal and Governmental Proceeding and Judgments. There is no legal action, proceeding or investigation, pending or to the knowledge of the Company or the Parent threatened, against the Company, the Parent, the Business or the Assets, nor are there any Judgments outstanding against the Company, or to or by which the Company, any of the Assets, or the Business is bound, including without limitation, any such legal action, proceeding, investigation, or judgment by which it is sought to effect: (i) any modification, termination, suspension, or reformation of any Company contracts; (ii) any change in the character, location or use of any of the Assets; (iii) any impairment of the transactions contemplated hereby; (iv) any adverse change in rates charged or proposed to be charged for any products or services provided by the Business;
(v) any adverse changes in the Assets, or the condition of the Business; or (vi) an increase in the liabilities or obligations of the Company.

     4.13.  Compliance with Laws.

          (a) The Company has complied in all material respects with all Laws in respect of the conduct of the Business and the ownership, possession, maintenance and operation of its properties and assets, specifically including but not limited to all rules and regulations of the Occupational Safety and Health Administration.

          (b) Neither the Company, nor any director or officer of the Company has: (i) made or agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (ii) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on any of its books or records for any reason; (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office whether federal, state, local or foreign, where such contributions were or would be a violation of applicable Law; or (iv) otherwise violated the Federal Election Campaigns Act.

     4.14. Compliance with Environmental Laws. The Company has complied with all environmental laws in the United States.

     4.15. No Other Agreements to Sell Assets. Neither the Company nor the Parent has any legal or contractual obligation, absolute or contingent, to any other Person to sell any or all or substantially all of the Assets of the Company, to effect any merger, consolidation or other reorganization of the Company, to issue or sell shares of the Company's capital stock, to sell or license the Licensed Works (other than the Exempted Contracts), or to enter into any agreement with respect thereto.

     4.16. Finders and Brokers. Neither the Company nor the Parent has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay (and is not aware of any claim or basis for any claim for payment of), any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.17. Disclosure. Neither this Agreement nor any other document, description, inventory, opinion, certificate or written statement furnished or to be furnished to Buyer by or on behalf of the Company or the Parent in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such statements not misleading.

     4.18. Financial Status. The Company is currently paying or making provisions for the payment of all its debts and liabilities as they become due. The Company believes the consideration paid for the Assets pursuant to this Agreement represent the fair market value for the Assets.

     4.19. Investor Representations. Each of the Company and the Parent warrants, represents, agrees and acknowledges:

          (a) That it is acquiring the Stock for its own account as an investment and without a present view to make any distribution, resale or fractionalization thereof;

          (b) That it and its independent counselors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment involved in the acquisition of the Stock;

          (c)  That it is able to bear the economic risks of such acquisition;

          (d) That it and its independent counselors have received copies of Buyer's quarterly and annual reports filed with the Securities and Exchange Commission since April 30, 1996, and have made such investigation of Buyer (including its business prospects and financial condition) that they deem necessary;

          (e) That in connection with the acquisition of the Stock, the Company has been fully informed by its independent counsel as to the applicability of the requirements of the Securities Act of 1933, as amended (the Securities Act") and all applicable state securities or "blue sky" laws;

          (f) That Buyer has informed the Company and the Parent that the Stock is not registered under the Securities Act or any state securities law;

          (g) That Buyer and their representatives have called to the Company's and the Parent's attention that the transfer of the Stock is restricted, and that such instrument cannot be expected to be readily transferred or liquidated; and

          (h) That the certificates representing stock to be issued under the Agreement will bear the following restrictive legend:

          The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws, and may not be sold or otherwise transferred unless the shares are registered or unless the transaction complies with the requirements of an exemption from registration.

     4.20. Authority to License. Parent has full legal rights to grant the licenses and rights granted to Buyer herein.

     4.21. Contracts. Parent is not under, and will not assume, any contractual obligation that prevents Parent from performing its obligations or conflicts with the rights and licenses granted in this Agreement.

     4.22. Lien on Parent Assets. There are no liens, encumbranc es or claims pending or threatened against Parent, or anyone else, that relate to the rights and License granted in this Agreement.

     4.23. Third Party Rights. Neither the Licensed Works nor the Tools contain libelous matters nor do they directly or indirectly infringe any publicity, privacy or intellectual property rights of a third party including, any patents or patent applications.

     4.24. Warranty. The Licensed Works and the Tools conform to the Parent's user documentation, and any sales and marketing materials provided by Parent.

     4.25. Source Code. The fully commented Source Code, Source Materials and documentation that Parent provides correspond to the current release or version of the Licensed Works provided by the Parent under this Agreement.

     4.26. Moral Rights. All authors have waived their Moral Rights in the Licensed Works to the extent permitted by law.

     4.27. No Tools or Patents. There are no Tools related to or used in the Licensed Works. Neither the Company nor the Parent holds any patent or patent application or rights in any patent or patent application relating to the Licensed Works.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     To induce the Company and the Parent to enter into this Agreement, Buyer represents and warrants that:

     5.1. Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri, with all requisite corporate power and authority to conduct its business and operations as presently conducted and to execute, deliver and perform this Agreement and the other instruments and documents required to be executed and delivered by Buyer, and has, or as of the Closing Date shall have, taken all actions required to duly authorize said execution, delivery and performance. This Agreement is the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. Neither the execution, delivery or performance by the Buyer, nor the consummation of the transactions contemplated by this Agreement constitute a violation of or contravene the Articles or Certificate of Incorporation, Bylaws or other charter or constituent documents of Buyer.

     5.2. Litigation. There is no litigation, governmental or other proceeding or investigation pending or threatened against the Buyer relating to the transactions contemplated by this Agreement.

     5.3. Finders and Brokers. The Buyer has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or the Parent to pay (and is not aware of any claim or basis for any claim for payment of), any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.4. Disclosure. Neither this Agreement nor any other document, description, inventory, opinion, certificate or written statement furnished or to be furnished to the Company or the Parent by or on behalf of the Buyer in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such statements not misleading.

     5.5. Compliance with Securities Laws. The Buyer has complied in all material respects with all federal and state securities laws applicable to the issuance of the Stock.


                                  ARTICLE VI
                          CONDUCT PENDING THE CLOSING
                          ---------------------------

     Pending the Closing, and except as otherwise consented to or approved by Buyer in writing, the Company and the Parent each covenant and agree as follows:

     6.1. Operation of Business. The Company shall conduct its Business diligently, in good faith, consistent with past practices, and shall not engage in any transaction other than in the Ordinary Course of Business except as provided in this Agreement, or change its business policies or practices. The Company shall use its best efforts to preserve its Business intact, to retain the services of its present employees and to preserve its business relationship with, and the goodwill of its customers, suppliers and others. The Company shall keep Buyer informed with respect to operational matters of a material nature.

     6.2. Certain Prohibited Transactions. The Company shall not take any action or omit to take any action which would or might result in violation of any Law or Judgment.

     6.3. Reasonable Access. The Company shall afford to Buyer, and its attorneys, accountants and other authorized representatives, reasonable access (including, without limitation, the right to make copies of documents), to its offices, properties, personnel files, books and records, in order that Buyer may have full opportunity to make such investigations, as it shall reasonably desire to make, of the affairs of the Company.

     6.4. No Solicitation Covenant. The Company and the Parent agree that from the date hereof until the earlier of (i) the date Buyer notifies Company that it has ceased consideration of this transaction, or (ii) January 31, 1998, it will not solicit any other offers, hold further discussions regarding a sale with any other prospective purchaser or sell or agree to sell to any other party any stock of the Company or any or all of the Assets.

                                 ARTICLE VII
                   DELIVERIES BY THE COMPANY AND THE PARENT
                   ----------------------------------------

     7.1. At Closing. At the Closing, the Company and the Parent shall, with duly and fully executed instruments, certificates, documents and opinions in form and substance satisfactory, in each instance, to Buyer, deliver to Buyer:

          (a) All bills of sale, assignments, deeds, conveyances, title documents and other documents, in recordable form where appropriate, properly executed, evidenced and notarized where appropriate, assigning, transferring and conveying the Assets to Buyer, all in form and substance acceptable to Buyer.

          (b) Documentation satisfactory to Buyer that all employees of the Company have been terminated effective as of the Closing Date, and that all required federal, state and local notices applicable to the termination of said employees have been timely filed.

          (c) Certified copies of resolutions of the Board of Directors or similar governing body of, and, if required by applicable law, the shareholders or other holders of ownership interests in the Company and the Parent, authorizing the execution, delivery and performance of this Agreement by the Company and the parent, which resolutions shall be in full force and effect at and as of the Closing.

          (d) An opinion of counsel to the Company and the Parent dated the Closing Date, addressed to Buyer in substantially the form attached as Exhibit A.

          (e) The Licensed Works and all other items related to the License, as set forth in Article III, including copies of each Licensed Work and Tool, and the related instructor materials.

          (f) Such other instruments and documents as Buyer may have reasonably requested.

                                 ARTICLE VIII
                              DELIVERIES BY BUYER
                              -------------------

     8.1.   At Closing.  At the Closing, Buyer shall deliver to the Company:

          (a) a certificate for 20,000 shares of Stock issued in the name of the Company;

          (b) a certificate for 130,000 shares of Stock issued in the name of the Parent;

          (c) duly certified copies of resolutions of the Board of Directors of the Buyer, authorizing the execution, delivery and performance of this Agreement by the Buyer, which resolutions shall be in full force and effect at and as of the Closing; and

          (d)  an agreement assuming the Assumed Liabilities.


                                  ARTICLE IX
                       CONDITIONS OF BUYER'S OBLIGATIONS
                       ---------------------------------

     The obligations of Buyer to complete the transactions provided for herein are subject to all of the following conditions, any of which may be waived in writing by Buyer:

     9.1. Corporate Action. All corporate or other actions necessary to authorize (i) the execution, delivery and performance by the Company and the Parent of this Agreement and (ii) the consummation of the contemplated transactions, shall have been duly and validly taken and shall be in full force and effect.

     9.2. Performance. The Company and the Parent each shall have performed and complied with all agreements, covenants and conditions to be performed and complied with by it at or prior to the Closing.

     9.3. Representations and Warranties True and Complete. Each of the representations and warranties by the Company and the Parent contained in or made pursuant to this Agreement shall be true and complete when made and as of the Closing except as otherwise contemplated in this Agreement, with the same effect as if made at and as of the time of Closing.

     9.4. Termination of Employees. The Company shall have terminated all its employees as of the Closing Date, and neither Parent, the Company nor Lockheed-Martin shall have continued to employ or have hired any of such employees, except as specifically set forth in that letter agreement attached as Schedule 5.

     9.5. No Proceedings. No judgment shall have been issued, and no action or proceeding shall have been instituted or threatened, on or prior to the Closing, to set aside or modify any authorization of the contemplated transactions or any required approvals or consents, or to enjoin or prevent the consummation of the contemplated transactions, or any of them, in the manner provided herein, or the subsequent operation of the Business by Buyer, or seeking damages in connection with any such transactions or which might require Buyer to divest itself of the Assets or the License.

     9.6. Due Diligence. Within ten (10) business days after the date Buyer receives printed copy of all Licensed Works, including all student materials, instructor manuals, notes and guidelines, classroom exercises and set-up instructions, Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation of the Company and Licensed Works.

     9.7. Consents for Transferred Assets and License. All of the approvals and consents required for the assignment of the Assets (other than the Lease) and the grant of the License shall have been obtained, on terms and conditions acceptable to Buyer in its sole discretion.

                                   ARTICLE X

           CONDITIONS OF THE COMPANY'S AND THE PARENT'S OBLIGATIONS
           --------------------------------------------------------

     The obligations of the Company and the Parent to complete the transactions provided for herein are subject to all of the following conditions any of which may be waived in writing by the Company:

     10.1. Corporate Action. All corporate or other actions necessary to authorize (i) the execution, delivery and performance by Buyer of this Agreement and (ii) the consummation of the contemplated transactions, shall have been duly and validly taken by Buyer and shall be in full force and effect.

     10.2. Performance by Buyer. Buyer shall have performed and complied with all agreements, covenants and conditions to be performed and complied with by it at or prior to the Closing.

     10.3. Representations and Warranties True and Complete. Each of the representations and warranties by Buyer contained in or made pursuant to this Agreement shall be true and complete in all material respects when made and as of the Closing except as otherwise contemplated in this Agreement, with the same effect as if made at and as of the time of Closing.

     10.4. No Proceedings. No judgment shall have been issued, and no action or proceeding shall have been instituted or threatened, on or prior to the Closing, to set aside or modify any authorization of the contemplated transactions or any required approvals or consents, or to enjoin or prevent the consummation of the contemplated transactions, or any of them, in the manner provided herein.

                                  ARTICLE XI

                               MUTUAL COVENANTS
                               ----------------

     11.1. Compliance with Conditions. Each of the parties covenants and agrees with the other parties to exercise reasonable efforts and the utmost good faith to perform, comply with and otherwise satisfy each and every one of the conditions to be satisfied by each party.

     11.2. Public Announcements. Unless required by law, no public announcements regarding this transaction shall be made prior to closing by any party hereto without the written consent of the other parties; provided, however, Company may make such disclosure to such of its employees as it deems reasonably necessary.

                                  ARTICLE XII
             SURVIVAL OF LICENSES, REPRESENTATIONS AND WARRANTIES;
             ----------------------------------------------------
                  INDEMNIFICATION; OTHER COVENANTS OF PARENT;
                  ------------------------------------------

     12.1. Survival of Representation and Warranties. The licenses granted by Parent to Buyer will survive any termination of this Agreement, and except as set forth herein, all representations, warranties, covenants and agreements made by the Company or the Parent in this Agreement shall survive the Closing for a period of twenty-four (24) months.

     12.2. Indemnification by the Parent and the Company. Subject to the limitations set forth below, the Company and the Parent, jointly and severally, agree to indemnify, defend and hold harmless Buyer, its affiliates and their respective shareholders, directors, officers, employees, agents, successors and assigns from and against:

          (a) all losses, damages, liabilities, or obligations of Buyer or any such other indemnified person resulting from or arising out of (i) any misrepresentation or breach of representation or warranty or any nonperformance or breach of any covenant or agreement of the Company or the Parent contained in this Agreement; (ii) infringement by Parent or the Licensed Works in the form delivered to Buyer of licenses, patents, copyrights, trademarks, trade secrets, and other intellectual property rights; and (iii) any liability or assessment (including tax liability or assessment) related to the Business, the Company, the Parent, the Assets, the licenses granted herein or this Agreement, or the transactions contemplated hereby, which Buyer has not specifically assumed pursuant to this Agreement, based on occurrences, events, acts or omissions which arose prior to the Closing Date, whether discovered before or after the Closing Date. The Company and the Parent specifically acknowledge and agree that Buyer shall have no liability for, nor is Buyer assuming, any liabilities of the Company, the Parent or the Business or any liabilities related to the Assets incurred or accruing prior to the Closing Date other than the Assumed Liabilities; and

          (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

Notwithstanding the foregoing, aggregate payments by the Company and the Parent relating to subsections (i) and (iii) of Section 12.2(a) shall not exceed **.

     12.3. Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless the Company and the Parent from and against all losses, damages, liabilities, obligations and expenses (including, without limitation, settlement costs and reasonable legal or other expenses) incurred by the Company and the Parent in connection with (a) any misrepresentation or breach of any warranty made by Buyer in this Agreement or the nonperformance or breach of any covenant, agreement or obligation of Buyer contained in this Agreement, and (b) the Assumed Liabilities, and any and all losses, damages, liabilities, obligations and expenses including, without limitation, settlement costs and reasonable legal or other expenses, resulting from causes of action or claims of any kind asserted by unrelated third parties arising with respect to the operation of the Business conducted by Buyer after the Closing Date.

     12.4. Third Party Claims. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). At the sole expense and liability of the Indemnifying Party and within a reasonable time after the giving of such notice by the Indemnified Party, the Indemnifying Party shall: (i) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense of such action, and (ii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, in defending, compromising or settling any such Action in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section
11.4. No Indemnifying Party shall settle or compromise any such Action in which relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement.

     12.5. Instructors from Parent. Parent agrees to provide Buyer with qualified instructors of at least the caliber provided to the Company, at the times and places requested by Buyer for an aggregate of up to ** trainer-days in each calendar year, to enable Buyer to fulfill delivery of courses currently offered by the Company for a period of one year after Closing, at the rate of ** per trainer-day. In the event that Buyer requests a trainer for less than four
(4) consecutive days, the Buyer will pay the Parent ** per day for up to two (2) travel days for such trainer. Buyer also agrees to reimburse the trainer for his or her reasonable out-of-pocket travel and lodging expenses in accordance with Buyer's employee travel policy. Parent also will provide instructors for ** trainer-days of "Train the Trainer" programs to Buyer at locations designated by Buyer in the United States, at no cost to Buyer. Buyer will cooperate with the Parent as reasonably necessary to comply with immigration and visa laws, regulations and policies applicable to trainers residing outside of the United States.

     12.6. Solicitation of Employees. Neither Parent nor the Company will solicit for employment or employ any of Buyer's employees, and Buyer will not solicit for employment or employ any of Parent's employees, at any time prior to or within two years after Closing.

     12.7. Hiring of Company Employees. Except as specifically set forth in the letter agreement attached as Schedule 5, in the event that the Company, the Parent, Lockheed-Martin or any Lockheed-Martin affiliate employs or uses as an independent contractor any of the Company's employees at any time within six (6) months after the Closing Date, all of the rights of Lockheed-Martin and its affiliates to the Licensed Works shall immediately terminate, and any agreement with Lockheed-Martin or its affiliates shall cease to be an "Exempted Contract." The Parent and the Company agree to cause any agreement with Lockheed-Martin or its affiliates to include provisions implementing this covenant.


                                 ARTICLE XIII
                                    CLOSING
                                    -------

     13.1. Closing. The Closing shall take place at the Buyer's home office at 8:00 A.M., local time, on January 22, 1998 or such later date as the parties may agree.

     13.2. Rights of Termination. This Agreement (and the trans actions contemplated hereunder) may be terminated as follows without limiting any other rights or remedies the terminating party may have:

          (a)  upon the mutual consent of the Buyer and the Company;

          (b) by Buyer, if any of the conditions to the obligations of Buyer set forth in Article IX shall not have been satisfied on or before January 31, 1998, and the Buyer shall have performed and complied with all of its covenants hereunder; or

          (c) by the Parent, if any of the conditions to the obligations of the Company and the Parent, set forth in Article X shall not have been satisfied on or before January 31, 1998, and the Company and the Parent shall have performed and complied with all of their covenants hereunder.


                                  ARTICLE XIV
                                 MISCELLANEOUS
                                 -------------

     14.1. Amendments; Waivers. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

     14.2. Entire Agreement; Incorporation by Reference. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof, but excluding any confidentiality agreements between the parties. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein. All Schedules and Exhibits referenced herein are incorporated herein by reference as if fully set forth in this Agreement.

     14.3. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives, but this Agreement may not be assigned to any party without the prior written consent of the other party, other than in connection with a sale, merger or similar transaction in which the successor is bound by all of the provisions of this Agreement.

     14.4. Construction; Counterparts; Governing Law. The Article and Section headings of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in two or more counterparts, and all such counterparts shall consti tute one and the same instrument. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri in the United Sates without reference to princi ples of conflict of laws.

     14.5. Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been duly given to a party when delivered via facsimile with confirmation received if such notice is also enclosed in a properly sealed envelope, and deposited (postage prepaid) in a post office or collection facility regularly maintained by the relevant governmental postal service and addressed as follows:

     If to the Company
     or the Parent:              QA Training, Ltd.
                                 Cecily Hill Castle
                                 Cirencester, Glos. GL72EF
                                 Attn:  Timothy R. Buff
     with copies to:       L. Brett Lockwood
                           Smith, Gambrell & Russell, L.L.P.
                           Suite 3100, Promenade II
                           1230 Peachtree Street N.E.
                           Atlanta, Georgia  30309-3592
                           Facsimile: (404) 815-3509

     If to Buyer:          Wave Technologies International, Inc.
                           10845 Olive Blvd., Suite 250
                           St. Louis, MO 63141
                           Facsimile:  (314) 995-3943
                           Attn:  Kenneth W. Kousky

     with copies to:       Mary Anne O'Connell
                           Husch & Eppenberger
                           One Kansas City Place
                           1200 Main, Suite 1700
                           P.O. Box 26006
                           Kansas City, MO  64196
                           Facsimile:  (816) 421-0596

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section.

     14.6. Expenses of the Parties. Except as otherwise provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement, including without limitation, all fees and expenses of agents, representatives and counsel employed by the parties hereto, shall be borne solely by the party who shall have incurred the same.

     14.7. Waiver of Jury Trial. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO MATTERS ARISING UNDER, OR RELATED TO, THIS AGREEMENT.

     14.8. Dispute Resolution. All parties will act in good faith to resolve disputes prior to instituting litigation. Litigation will be commenced only in the State of Missouri.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


            Buyer:       WAVE TECHNOLOGIES INTERNATIONAL, INC.,



                         By:
                            -------------------------------------


            Company:     QA TRAINING, INC.



                         By:
                            -------------------------------------


            Parent:      QA TRAINING, LTD.



                         By:
                            -------------------------------------

                                  SCHEDULE  1
                               Employment Matters
                               ------------------
Name                                            Salary at 1 January 1998
----                                            ------------------------

Joe Mattuch                                                           **
Tom Crawford                                                          **
Kathie Hellstein                                                      **
Melissa Minton                                                        **
Cindy DuChene                                                         **
David Simpson                                                         **
                                                                      **

V
Other items:
All staff are entitled to dental and health care with United Health Care of Georgia, life insurance up to 50,000 per employee, long term disability insurance paying ** of salary and free parking. David Simpson is a British national working in the USA on an L1 visa, his wife and children are on L2 visas. There is a commitment to all staff to implement a 401k type pension plan with an employer pension contribution of ** of salary.

The Company has written employment agreements with David Simpson and Joe
Mattuch.

                                   SCHEDULE 2

                          Contracts Included in Assets
                          ----------------------------

VENDOR/SUPPLIER             Type                  Term             Terminates            Amount

*Ikon Capital           Canon Copier              3 years          01/99                 $  203.00 month
                        Maintenance                                                      $   64.00 month

*Pitney Bowes           Postage Meter             51 mos           12/98                 $  108.52 quarterly

Blue Ridge Mtn Water    Water Cooler                               n/a                   $   12.00 month, plus water

AAA Parking             Employee Parking          Monthly          n/a                   $  250.00 month

Atlanta Coca Cola       Coke Machine              Loan             n/a                   N/A - Purchase drinks from
                                                                                                          Coca Cola

TELECO                  Maint. of phone system    1 year           08/98                 $  307.80 annual

Bell South              Main - 8 lines with                                              $  696.00 month
                        optional services
                        ISDN line                                                        $  105.00 month

Bell South Mobility     DS Cell Phone             3 year                                 $   49.95 month, plus over
                                                                                                     plan allowance
                        JM Cell Phone                                                    $   72.94 month, plus over
                                                                                                     plan allowance

Subscriptions           See Attached List         1 year                                 $1,437.00/year


* Buyer will sub-lease these items from the Company if the lessor does not consent to a direct assignment and assumption by Buyer.

                                 Schedule 2-A

                                Other Contracts

**


Final draft of contract agreed.

Services provided to ** under this contract include:

     .      course design
     .      course delivery
     .      training consulting
     .      instructional services

Instructional services are defined in Exhibit A of the contract. A new Exhibit A will be executed for each new instructional service.

Statements of work for next phase are due to be drawn up with client at meeting schedules for 20th January.

**


Proposal for February and April 1998 program verbally accepted.  Summary below:

-----------------------------------------------------------------------------------------------------------------------
Description                          Max no. trainees         Duration in days      Fees ($) per day      Total Cost
-----------------------------------------------------------------------------------------------------------------------
7 week Program                             12                       35
-----------------------------------------------------------------------------------------------------------------------
Lead Instructor                            NA                       35              **                    **
-----------------------------------------------------------------------------------------------------------------------
Second Instructor                          NA                       10              **                    **
-----------------------------------------------------------------------------------------------------------------------
Program Management                         NA                       10              Included
-----------------------------------------------------------------------------------------------------------------------
Course Development/Customization           NA                       20              **                    **
-----------------------------------------------------------------------------------------------------------------------
Course Development/Customization           NA                     10-15             Not Charged
-----------------------------------------------------------------------------------------------------------------------
Cost of each Program                                                                                      **
-----------------------------------------------------------------------------------------------------------------------
Total Cost                                                                                                **
-----------------------------------------------------------------------------------------------------------------------

Subsequent (6) programs currently in discussion not yet committed.

**


Verbally entitled to access courses and place orders as required.

Up to 8 runs of Software Development & GroupWare seminars @ **/day plus travel and entertainment @ actual. QA to produce course manuals for up to 20 students per run.

**


Current verbal commitment and work in progress, written work order due this week from NETg for work for **.

**


Development of a customized Project Management curriculum is in progress. Development work is by Phil Brown in the UK and Tom Crawford in the USA. A review/pilot is being organized for the first week in February. Sue Bird is the TPM and there are plans for Sue to meet with ** when Sue is in New York week commencing 19th January.

Summary of business expected:

     . 2 Project Management courses, PM1 and PM2
     . 40 days of development/customization for both courses at **/day to QA
     . 10 runs of the 2-day PM1 course at **/day to QA (rate needs confirmation) . 3 runs of the 3-day PM2 course at **/day to QA (rate needs confirmation)


VENDOR/SUPPLIER          Type                      Term            Terminates            Amount
Employers Health Ins.    Medical/Life              1 year          02/98                $1,523.00 month

Phoenix American Life    Dental                    1 year          02/98                $  342.41 month

Standard Life Ins.       Long Term Disability                       n/a                 $  191.93 month

ITT Hartford Ins.        Worker's Comp             1 year          07/98                $  159.82 month
                         Commercial                1 year          07/98                $   78.27 month
                         Umbrella                  1 year          07/98                $   45.00 month

Acordia Southeast        Fiduciary Ins.            1 year          07/98                $  626.00 annual

Sprint                   Long Distance and                                              variable
                         US Foncards                                                    variable

Shipping
DHL - Fed Ex - UPS                                                                      variable

The Company has written employment agreements with David Simpson and Joe
Mattuch.

The Exempted Contracts as defined in the Agreement.

                                  SCHEDULE  4
                                Licensed Works
                                --------------


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

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  *  These courses are currently under development by Parent, and will be delivered to the Buyer as is, but are subject to further development work by Parent, at its option.

  ** Parent not required to provide Enhancements to this course, unless otherwise prepared.

                                   Exhibit A
                                Form of Opinion

                               January __, 1998



Wave Technologies International, Inc.
10845 Olive Blvd., Suite 250
St. Louis, MO 63141
Attn:  Kenneth W. Kousky

     Re:    Asset Purchase and License Agreement

Gentlemen:

     We have acted as counsel to QA Training, Inc., a Georgia corporation (the "Company") and to QA Training, Lt., a company incorporated in England (the "Parent") in connection with that certain Asset Purchase and License Agreement (the "Agreement") dated January __, 1998, by and among the Company, the Parent and Wave Technologies International, Inc. (the "Buyer"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     Based on and subject to the foregoing, we are of the opinion that:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

               (ii) The Company has full corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its properties at the place currently located and in the manner currently used and operated.

               (iii) The Company is duly qualified to transact business, and is in good standing in each jurisdiction in which failure to be so qualified would have a material adverse effect on the business or properties of the Company.

               (iv) The Company has full power and authority to execute, deliver and perform the Agreement.

               (v) The Parent has full power and authority to execute, deliver and perform the Agreement.

               (vi) All actions on the part of the Company or the Parent necessary to authorize the execution, delivery and performance of the Agreement have been duly taken.

               (vii) The Agreement has been duly executed and delivered by the Company and the Parent and is valid and binding upon, and enforceable against the Company and the Parent in accordance with its terms.

Wave Technologies International, Inc.
January __, 1998
Page


               (viii) There is no litigation, governmental or other proceeding or investigation pending or, to our knowledge, threatened against the Company or the Parent or their directors, officers, employees or agents relating to the Assets, their business or the transactions contemplated by the Agreement.

               (ix) Neither the Company nor the Parent is required to submit or file any notice, declaration, report or statement with any Governmental Authority in connection with the execution, delivery or performance of, or the consummation of the transactions contemplated by, the Agreement.

               (x) No consent, approval, declaration or authorization of or by, or registration with, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery or performance of, or the consummation of the transactions contemplated by, the Agreement.

               (xi) Neither the execution, delivery or performance by the Company or the Parent, nor the consummation of the transactions contemplated by the Agreement, does or shall (with the giving of notice or passage or time or both) (i) conflict with or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or any increase in any payment required by or the termination, suspension, modification or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture of any rights of the Company or Parent under (A) any contract included in the Assets; (B) the Articles or Certificate of Incorporation, Bylaws or other charter or constituent documents of the Company or the Parent; (C) any Judgment to or by which the Company, the Parent or any of the Assets may be bound or any applicable Law; or (ii) result in the creation of any Lien upon the Assets.

               (xii) There is no legal action, proceeding or investigation, pending or, to our knowledge, threatened against the Company, the Parent, the Business or the Assets, nor are there any Judgments outstanding against the Company, or by which the Company, any of the Assets, or the Business is bound, including without limitation, any such legal action, proceeding, investigation, or judgment by which it is sought to effect: (i) any modification, termination, suspension, or reformation of any contract included in the Assets; (ii) any change in the character, location or use of any of the Assets or the Business; (iii) any impairment of the transactions contemplated by the Agreement; or (iv) an increase in the liabilities or obligations of the Company.

               (xiii) The Assets are subject to no Liens, restrictions, encumbrances, mortgages, security interests or covenants other than the Assumed Liabilities.

Wave Technologies International, Inc.
January __, 1998
Page

               (xiv) There are no liens, encumbrances or claims pending or threatened against Parent that relate to the rights and Licenses granted pursuant to the Agreement.


                                  Sincerely,



                                  Smith, Gambrell & Russell, L.L.P.



     Note: As to issues of law governed by the laws of jurisdictions in which your firm is not authorized to practice, you may rely on an opinion of counsel authorized to practice in such jurisdiction or such counsel may provide such opinions directly to Buyer, provided that in either instance the opinions and counsel must be in a form acceptable to Buyer.